Exhibit 99.1

FOR DISTRIBUTION

May 1, 2012

4:00 p.m. Eastern

Market Leader® Revenue Grows 41%

Strategic Relationships Position the Company for Continued Growth

KIRKLAND, Wash. – May 1, 2012 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the first quarter ended March 31, 2012.

Strong Revenue Growth and Financial Progress Continue

Market Leader demonstrated continued financial progress throughout the first quarter, including:

•	Revenue growth for the ninth consecutive quarter to $10.2 million – a 41% increase compared to the first quarter of last year

•	Net loss reduced to $2.5 million from $4.3 million a year ago

•	Adjusted EBITDA loss cut nearly in half from the previous quarter to $400,000, and reduced from a loss of $3.3 million a year ago

New Strategic Partnerships Expected to Drive Continued Growth

In the first quarter, Market Leader announced new strategic partnerships with two real estate franchise networks. Century 21 Real Estate LLC, franchisor of the world’s largest real estate sales organization, chose Market Leader to provide its network of sales professionals with a new, state-of-the art marketing and CRM platform. Additionally, Better Homes and Gardens Real Estate LLC chose Market Leader to provide customized and best-of-breed technology to their network of 7,000 brokers and agents across the United States.

Market Leader Customer Success Driving Industry Demand for Enterprise-Wide Technology Platforms

These new partnerships build upon Market Leader’s proven expertise in deploying enterprise-wide software platforms to leading franchise networks and brokerage companies. These enterprise customers are seeing the benefits that Market Leader’s comprehensive, integrated solutions can provide in helping them recruit and retain top sales professionals.

Market Leader’s success with leading franchisors and brokerages is changing the nature of competition for companies providing technology services to the real estate industry. While most providers sell and deliver point solutions directly to individual agents and brokers, Market Leader is now partnering with leading brokerages to drive broad adoption of its unparalleled software platform network-wide. This innovative approach has positioned Market Leader at the forefront of the trend towards enterprise-level deployment while reducing the need for individual associates to deploy their own technology solutions. At the same time, Market Leader’s success with this approach is enabling the company to market additional value-added services to these sales professionals without incurring the traditional costs of new customer acquisition.

“Technology is emerging as the currency of choice for industry leading firms looking to recruit and retain sales professionals, and to help them become more productive. Increasingly, leading franchise networks and brokerage companies are attracted to our award-winning platform, as well as our proven ability to drive broad, franchise-wide adoption and improved productivity,” said CEO Ian Morris.

Enterprise Partnerships Extend Unmatched Access to Real Estate Professionals

These new strategic partnerships will further extend Market Leader’s already unmatched access to real estate professionals. Market Leader’s software is currently used by more than 100,000 customers, a five-fold increase in just over a year. This growing customer base, together with our ActiveRain community – the largest social network for real estate professionals with more than 200,000 members – gives Market Leader access to nearly a third of all real estate professionals in North America. This broad reach provides Market Leader with opportunities to market premium software and value-added marketing solutions to these real estate professionals .

Adjusted EBITDA Profit Expected for 2012

The company’s strong first quarter operating results reinforce previously stated expectations that Market Leader will achieve positive Adjusted EBITDA by the end of the first half of 2012 and for the full year. The company’s new strategic partnerships, as well as its RealEstate.com product, are expected to drive further revenue growth in the second half of 2012, and serve as catalysts for continued revenue and EBITDA growth in 2013 and beyond.

Conference Call

The company will host a conference call and live Webcast to discuss first quarter results on Tuesday, May 1, 2012 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 457-2657. A live Webcast of the call will be available on the Investor Relations section of the company’s Web site at www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning on May 1 at 7:30 p.m. Eastern time and ending on May 6 at 7:30 p.m. Eastern time by dialing (719) 457-0820 and entering the passcode 8512994#.

About Market Leader, Inc.

Market Leader, founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The company serves more than 100,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software – including websites, contact management, a marketing center, and lead generation services – helps customers generate a steady stream of prospects, plus provides the systems and training they need to convert those prospects into clients. In addition, the company’s national consumer real estate sites, including www.RealEstate.com, give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

For more information on Market Leader visit www.MarketLeader.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues, to respond to competitive threats and real estate market conditions, to develop new products, and to develop new revenue sources from its RealEstate.com assets. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, net loss attributable to non-controlling interest, contract termination charge and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. Following is the reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011

Net loss available to shareholders	$(2,522)	(4,094)	$(4,344)
Adjustments:
Stock-based compensation	633	412	363
Depreciation and amortization of property and equipment	644	625	611
Amortization of intangible assets	823	890	262
Contract termination charge	—	1,450	—
Interest income, net	(9)	(1)	(26)
Income tax expense (benefit)	28	(36)	3
Net loss attributable to noncontrolling interest	—	(17)	(140)

Adjusted EBITDA	$(403)	$(771)	$(3,271)

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2012	2011

Revenues	$10,186	$7,242
Expenses:
Sales and marketing (1)	7,028	7,433
Technology and product development (1)	2,339	1,840
General and administrative (1)	1,855	1,603
Depreciation and amortization of property and equipment	644	611
Amortization of intangible assets	823	262

Total expenses	12,689	11,749

Loss from operations	(2,503)	(4,507)
Interest income, net	9	26

Loss before income tax expense	(2,494)	(4,481)
Income tax expense	28	3

Net loss before noncontrolling interest	(2,522)	(4,484)
Net loss attributable to noncontrolling interest	—	(140)

Net loss available to Market Leader	$(2,522)	$(4,344)

Net loss per share - basic and diluted	$(0.10)	$(0.17)

Number of shares used in per share calculations	25,447	25,100

(1)	Stock-based compensation is included in the expense line items above in the following amounts:

	2012	2011

Sales and marketing	$355	$160
Technology and product development	50	43
General and administrative	228	160

	$633	$363

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$7,549	$7,958
Short-term investments	13,089	15,141
Accounts receivable, net of allowance of $69 and $36, respectively	871	729
Prepaid expenses and other current assets	1,164	1,733

Total current assets	22,673	25,561
Property and equipment, net of accumulated depreciation of $18,242 and $19,187	5,060	4,507
Intangible assets, net of accumulated amortization of $10,810 and $9,988	9,994	10,762
Goodwill	1,861	1,861

Total assets	$39,588	$42,691

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$592	$1,120
Accrued compensation and benefits	2,328	2,599
Accrued expenses and other current liabilities	1,427	2,224
Deferred rent, current portion	230	230
Deferred revenue	1,303	1,056

Total current liabilities	5,880	7,229
Deferred rent, less current portion	170	249
Other noncurrent liabilities	240	95

Total liabilities	6,290	7,573
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 25,575,723 and 25,397,448 shares at March 31, 2012 and December 31, 2011, respectively	74,775	74,073
Accumulated deficit	(41,477)	(38,955)

Total shareholders' equity	33,298	35,118

Total liabilities and shareholders’ equity	$39,588	$42,691

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,522)	$(4,484)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	644	611
Amortization of intangible assets	823	262
Stock-based compensation	633	363
Changes in certain assets and liabilities, net of assets acquired and liabilities assumed
Accounts receivable, net of allowance	(135)	(100)
Prepaid expenses and other current assets	387	191
Accounts payable	(239)	376
Accrued compensation and benefits	(271)	69
Accrued expenses and other current liabilities	(797)	(334)
Deferred rent	(79)	(34)
Deferred revenue	247	154

Net cash used in operating activities	(1,309)	(2,926)

Cash flows from investing activities:
Purchases of short-term investments	(2,998)	(4,958)
Sales & maturities of short-term investments	4,958	11,397
Purchases of property and equipment	(1,229)	(630)
Acquisition of KWKLY	0	(750)

Net cash provided by investing activities	731	5,059

Cash flows from financing activities:
Value of equity awards withheld for tax liability and award exercises	(90)	(19)
Proceeds from exercises of stock options	259	14

Net cash provided by/(used in) financing activities	169	(5)

Net decrease in cash and cash equivalents	(409)	2,128

Cash and cash equivalents at beginning of period	7,958	16,687

Cash and cash equivalents at end of period	$7,549	$18,815

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Investor Relations Firm:

PondelWilkinson Inc.

Roger Pondel/Laurie Berman

310.279.5980

investor@pondel.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877.291.0006

matt@heinzmarketing.com